EXHIBIT 10.10

                                    AMENDMENT
                                     TO THE
                        CHANGE IN CONTROL SEVERANCE PLAN


         WHEREAS, the Clifton Savings Bank (the "Bank") previously adopted the Plan to provide eligible employees with severance benefits in the event of termination of employment in connection with a change in control; and

         WHEREAS, the terms of the Plan allow the board of directors of the Bank to amend the Plan at any time; and

         WHEREAS, the board of directors of the Bank desires to amend the Plan to ensure compliance with Section 409A of the Internal Revenue Code, as amended.

         NOW, THEREFORE, the Bank amends the Plan as follows:

          A new Section 11 is added to the Plan to read as follows:

          "Section 11. Section 409A. If when termination of employment occurs an employee is a "specified employee" (within the meaning of Section 409A of the Code), and if the cash severance payment under Section 3 would be considered deferred compensation under Section 409A of the Code, and, finally, if an exemption from the six-month delay requirement of
          Section 409A(a)(2)(B)(i) of the Code is not available, the employee's severance benefit shall be paid to the employee in a single lump sum, without interest, on the first payroll date of the seventh month after the month in which the employee's employment terminates, provided the termination of employment constitutes a "separation from service" under Section 409A of the Code. References in this Plan to Section 409A of the Code include rules, regulations, and guidance of general application issued by the Department of the Treasury under Section 409A of the Code."


                             SECRETARY'S CERTIFICATE

The undersigned hereby certifies that he is the Secretary of Clifton Savings Bank; that the foregoing is a true and correct copy of resolutions adopted at a meeting of the Board of Directors of the Savings Bank held on December 3, 2008, at which meeting a quorum was at all times present and acting; that the passage of said resolutions was in all respects legal; and that said resolutions are in full force and effect.

Date: December 17, 2008                        /s/ Walter Celuch
                                               --------------------------------
                                               Walter Celuch
                                               Secretary